John P. MacLean
                Certified Public Accountant
                   15701 Alameda Drive
                  Bowie, Maryland 20716

                      January 23, 1998


Securities and Exchange Commission
Washington DC 20549

I confirm the representations made in Item 4 of the Form 8-K/a of Prime Companies, Inc. for December 30, 1997 and dated January 26, 1998.


Sincerely

/s/  John P. MacLean

John P. MacLean, CPA